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                                                   Exhibit 1.2 - Terms Agreement

                              MEDIA GENERAL, INC.
                           (a Virginia corporation)

                        AND THE GUARANTORS NAMED HEREIN

                            Senior Debt Securities

                                TERMS AGREEMENT
                                ---------------

                                                                 August 23, 2001

To:  Media General, Inc.
     333 Franklin Street
     Richmond, VA 23219

Ladies and Gentlemen:

     We understand that Media General, Inc., a Virginia corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of the Company's 6.95% Notes due September 1, 2006 (the "Notes"). Subject to the terms of the Indenture, such securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest (the "Guarantees," and together with the Notes, the "Underwritten Securities") by the Initial Guarantors. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective aggregate principal amount of the Notes set forth below opposite their names at the purchase price set forth below.

           Underwriter                                 Principal Amount of Notes
           -----------                                 -------------------------

Banc of America Securities LLC.......................          $ 80,000,000
Dresdner Kleinwort Wasserstein - Grantchester, Inc. .            20,000,000
Fleet Securities, Inc................................            20,000,000
Mizuho International plc.............................            20,000,000
Scotia Capital (USA) Inc.............................            20,000,000
SunTrust Capital Markets, Inc........................            20,000,000
Wachovia Securities, Inc.............................            20,000,000
                                                               ------------
          Total......................................          $200,000,000
                                                               ============
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The Underwritten Securities shall have the following terms:

Title:                                6.95% Notes due September 1, 2006
Rank:                                 The Notes will be senior unsecured
                                      obligations and will rank equally with
                                      each other and with all of our other
                                      senior unsecured indebtedness.
Guaranteed:                           Yes.
Ratings:                              Moody's: Baa3; S&P: BB+
Aggregate principal amount:           $200,000,000
Denominations:                        $1,000 and integral multiples of $1,000 in
                                      excess thereof.
Interest rate or formula:             6.95% per annum
Interest payment dates:               March 1/st/ and September 1/st/ of each
                                      year, commencing March 1, 2002.
Regular record dates:                 February 15/th/ and August 15/th/
Stated maturity date:                 September 1, 2006
Redemption provisions:                The Notes are redeemable at any time at
                                      the option of the Company, in whole or in
                                      part, at a redemption price equal to the
                                      greater of (i) 100% of the aggregate
                                      principal amount of the Notes being
                                      redeemed and (ii) the make-whole amount,
                                      if any, plus, in each case, unpaid
                                      interest on the aggregate principal amount
                                      of the Notes being redeemed accrued to the
                                      date of redemption.
Sinking fund requirements:            None.
Defeasance provisions:                The defeasance provisions set forth in the
                                      Indenture are applicable.
Conversion provisions:                None.
Listing requirements:                 None.
Black-out provisions:                 None.
Initial public offering price:        99.941% of the principal amount, plus
                                      accrued interest, if any, from August 28,
                                      2001.
Purchase price:                       99.191% of the principal amount, plus
                                      accrued interest, if any, from August 28,
                                      2001.
Form:                                 Global Note through the facilities of the
                                      Depository Trust Company.
Closing date and location:            August 28, 2001 at 9:00 A.M. the offices
                                      of:

                                      McGuireWoods LLP
                                      One James Center
                                      901 East Cary Street
                                      Richmond, Virginia 23219

     All of the provisions contained in the document attached as Annex I hereto entitled "Media General, Inc.-- Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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     Please accept this offer no later than 4:30 P.M. (New York City time) on
August 23, 2001 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                    Very truly yours,

                    BANC OF AMERICA SECURITIES LLC
                    DRESDNER KLEINWORT WASSERSTEIN - GRANTCHESTER, INC. FLEET SECURITIES, INC.
                    MIZUHO INTERNATIONAL, PLC
                    SCOTIA CAPITAL (USA) INC.
                    SUNTRUST CAPITAL MARKETS, INC.
                    WACHOVIA SECURITIES, INC.


                    By:  BANC OF AMERICA SECURITIES LLC

                    By:  /s/ Lily Chang
                             Authorized Signatory

                    Acting on behalf of itself and the other named Underwriters.

Accepted:

MEDIA GENERAL, INC.,
  as Issuer

By: /s/ Marshall N. Morton
  Name: Marshall N. Morton
  Title: Treasurer

MEDIA GENERAL FINANCIAL SERVICES, INC.,
  as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer

MEDIA GENERAL COMMUNICATIONS, INC.,
    as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer
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MG BROADCASTING OF BIRMINGHAM
HOLDINGS, LLC,
    as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer

MEDIA GENERAL OPERATIONS, INC.,
   as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer

THE TRIBUNE COMPANY HOLDINGS, INC.,
   as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer

MEDIA GENERAL BROADCASTING
OF SOUTH CAROLINA HOLDINGS, INC.,
    as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer

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MG BROADCASTING OF BIRMINGHAM II,
LLC,
    as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer

PROFESSIONAL COMMUNICATIONS
SYSTEMS, INC.,
   as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer

NES II, INC.,
   as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: President and Treasurer

VIRGINIA PAPER MANUFACTURING CORP.,
    as Guarantor

By: /s/ Marshall N. Morton
    Name: Marshall N. Morton
    Title: Treasurer

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